EXHIBIT 32.1

Certification of Principal Executive Officer and Principal Financial Officer Pursuant to Exchange Act Rule 13a-14(a), as Adopted Pursuant to Section 302 of the Sarbanes - Oxley Act of 2002

The undersigned of the Company, certifies that:

(1)	He has reviewed this Annual Report on Form 10-K of TGS International Ltd. for the fiscal year ended December 31, 2020; and

(2)

Based on his knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statement made, in the light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report.

/s/ Tak Shing Eddie Wong
Name: Tak Shing Eddie Wong
Title: Chief Executive Officer, President and Chairman of the Board

March 19, 2021

/s/ Sai Kit Leung
Name: Sai Kit Leung
Title: Chief Financial Officer and Secretary

March 19, 2021

A signed original of this written statement required by Section 906 of the Sarbanes Oxley Act of 2002 has been provided to the Company and will be retained by the Company and will be furnished to the SEC or its staff upon request. This exhibit is not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 but is instead furnished as provided by applicable rules of the SEC.